Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT

IMPERIAL CAPITAL’S 6TH ANNUAL

GLOBAL OPPORTUNITIES CONFERENCE

DENVER, CO —September 13, 2012 — Ascent Capital Group, Inc. (Nasdaq: ASCMA) announced today that it will present to attendees of Imperial Capital’s 6th Annual Global Opportunities Conference, being held at the Waldorf Astoria in New York, NY on Wednesday, September 19, 2012 at 1:30 pm EST.  John Orr, Senior Vice President of Ascent, and Michael Meyers, Senior Vice President and Chief Financial Officer of Ascent and its subsidiary Monitronics International, Inc., will speak at the conference. During their presentations, Messrs. Orr and Meyers may make observations regarding the financial performance and outlook of each of Ascent and Monitronics.

During the event, a copy of management’s presentation will be posted to the Ascent investor relations website at http://www.ascentcapitalgroupinc.com/.

For more information on the conference, please visit the Imperial Capital conference website at http://www.imperial-goc.com/.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics International Inc., one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com